Exhibit 32

                                  CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Technest Holdings, Inc. (the "Company") does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 of the Company fully complies, in all material respects, with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.




Date:  May 17, 2004                               By:  /s/ MARK ALLEN
                                                           ----------
                                                           Mark Allen,
                                                           Director